UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2012 (March 7, 2012)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, Delcath Systems, Inc. (the “Company”) announced the appointment of Jennifer Simpson, Ph.D., M.S.N., C.R.N.P., as Executive Vice President, Global Marketing of the Company, effective March 23, 2012. Concurrent with, and effective as of Ms. Simpson’s start date, Agustin Gago, the Company’s current Executive Vice President, Global Sales and Marketing will serve as Executive Vice President, Global Sales.

Ms. Simpson, age 43, has an extensive background in pharmaceutical and oncology marketing.  She most recently served, since 2011 as Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (now part of Eli Lilly and Company) and from 2009 until 2011 as Vice President, Product Champion and Associate Vice President, Product Champion from 2008 to 2009.  From 2002 to 2008 she was employed at Ortho Biotech, a biotech company focused on innovative solutions in immunology, oncology and nephrology, serving as Product Director, Oncology Therapeutics Marketing from 2006 to 2008.

In her role as Executive Vice President, Global Marketing, Ms. Simpson will receive an initial base salary of $285,000 per year.  Ms. Simpson will be paid a $50,000 special one-time bonus, which is subject to forfeiture, on a pro-rata basis, if her employment is terminated for cause or she resigns prior to the first anniversary of her employment.  On Ms. Simpson’s start date, she received 7,500 shares of restricted stock (“Restricted Stock”) and was granted a stock option to purchase 60,000 shares of common stock (“Stock Option”), pursuant to the Company’s 2009 Stock Incentive Plan, as amended.  The Restricted Stock and Stock Option will vest in three equal installments on the first, second and third anniversary of the start date of her employment with the Company.   Ms. Simpson will also be eligible to receive an annual cash incentive bonus pursuant to Delcath’s Annual Incentive Plan, with a target annual incentive opportunity of 40% of her base salary (pro-rated for the fiscal year ending December 31, 2012).  Although Ms. Simpson’s employment is “at-will”, in the event the Company terminates Ms. Simpson’s employment other than for cause, she is entitled to a severance payment equal to her then annual base salary, payable over a period of 12-months, the continuation of group health coverage for a period of 12-months, plus payment of her annual incentive bonus earned for the immediately preceding completed calendar year (“Severance Benefits”), provided, that in order to receive the “Severance Benefits”, Ms. Simpson must execute a general release in favor of the Company.

In connection with her employment, Ms. Simpson also entered into the Company’s standard form of employee confidentiality and restrictive covenant agreement, pursuant to which, Ms. Simpson agreed: to an assignment of her inventions and discoveries to the Company; not to disclose or otherwise use the Company’s confidential information either during her employment with the Company or at any time after termination, except as permitted in the agreement; not to compete with the Company during the term of her employment and for a period of one year thereafter; and not to solicit the Company’s customers or employees for a period of one year following termination of Ms. Simpson’s employment with the Company.

The foregoing description of the terms of Ms. Simpson’s employment with the Company is qualified in its entirety by reference to the employment offer letter between the Company and Ms. Simpson, dated March 7, 2012, and by reference to the form of employee confidentiality and restrictive covenant agreement previously filed in a Current Report on Form 8-K on September 28, 2011, the foregoing being attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company issued a press release dated March 26, 2012 announcing the appointment of Ms. Simpson, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter between Delcath Systems, Inc. and Jennifer Simpson, Ph.D., M.S.N., C.R.N.P., dated March 7, 2012
99.1	Press Release of Delcath Systems, Inc., dated March 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.
Dated: March 26, 2012	By:	/s/ Barbra C. Keck
		Name:	Barbra C. Keck
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter between Delcath Systems, Inc. and Jennifer Simpson, Ph.D., M.S.N., C.R.N.P., dated March 7, 2012
99.1	Press Release of Delcath Systems, Inc., dated March 26, 2012